EXHIBIT 10.1

EXECUTION VERSION

CONSENT LETTER

June 10, 2026

CL Media Holdings

6400 Congress Ave., Suite 2050 Boca Raton, FL 33487 Attention: Matthew Drinkwater

Re: Centre Lane Partners Master Credit Fund II, L.P., Syndicated Credit Facility for CL Media Holdings LLC, et al.

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Senior Secured Credit Agreement, dated as of June 5, 2020 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”), by and among CL Media Holdings LLC, a Delaware limited liability company (the “Borrower”), Bright Mountain Media, Inc., a Florida corporation (“Parent”), Bright Mountain, LLC, a Florida limited liability company “BM LLC”), Mediahouse, Inc., a Florida Corporation (“Media House”), Deep Focus Agency, LLC (f/k/a Big-Village Agency LLC), a Florida limited liability company (“DFA”), BV Insights LLC, a Florida limited liability company (“BVI” and, collectively with BM LLC, Media House and DFA, the “Guarantors”), the Lenders (as defined in the Credit Agreement), and Centre Lane Partners Master Credit Fund II, L.P., as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”) for the Lenders under the Credit Agreement. Capitalized terms used in this consent letter (this “Consent Letter”) and defined in the Credit Agreement, but not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement.

The Borrower has notified the Administrative Agent and the Lenders that the Borrower plans to consummate the Disposition of the Domain Name and Handles (as defined in the Mom.com Purchase Agreement, as hereinafter defined) to Static Media, Inc. (the “Buyer”) (such Disposition, the “Mom.com Disposition”), resulting in the receipt of Net Cash Proceeds by the Borrower in an aggregate amount equal to One Million One Hundred Thousand Dollars ($1,100,000), pursuant to the terms of that certain Domain Name and Social Media Handles Purchase and Sale Agreement, dated on or about June 10, 2026, by and among the Buyer and the Borrower (the “Mom.com Purchase Agreement”).

Section 7.05 (Dispositions) of the Credit Agreement prohibits, among other things, the Mom.com Disposition. The Borrower has requested that the Administrative Agent and the Lenders consent to the Mom.com Disposition. In consideration of the premises and the agreements, provisions and covenants contained herein, the Administrative Agent and the undersigned Required Lenders hereby consent to the Mom.com Disposition.

The foregoing consent shall be subject to the following conditions:

(a)
with respect to the Mom.com Disposition, within one (1) Business Day of the date hereof, the Administrative Agent shall have received true and complete final executed copies of the Mom.com Purchase Agreement and all related agreements, documents and instruments as in effect on the date of this Consent Letter, all of which shall be in form and substance reasonably satisfactory to Administrative Agent;

(b)
after giving effect to the terms of this Consent Letter, no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document;

(c)
within ten (10) days following the closing date of the Mom.com Disposition, the Borrower shall have applied Six Hundred Twelve Thousand Six Hundred and Twenty-Four Dollars and Twenty-Eight Cents ($612,624.28) of the Net Cash Proceeds from the Mom.com Disposition to prepay the First Out Loans under the Credit Agreement, which prepayment shall be applied to the amortization payment due on the First Out Loans on June 30, 2026 (the “June 2026 First Out Amortization Payment”). Lenders acknowledge and agree that no additional amounts shall be due and owing with respect to the June 2026 First Out Amortization Payment; provided, however, that all other amounts owing under the Credit Agreement as of June 30, 2026, including the amortization payment due on the Second Out Loans of One Million Forty Thousand Three Hundred Forty-Two Dollars and Eighty-Three Cents ($1,040,342.83), shall be paid-in-kind in lieu of cash payment in accordance with the Credit Agreement.

Except as otherwise expressly specified in this Consent Letter, the Credit Agreement shall remain in full force and effect and shall be unaffected hereby. This Consent Letter (a) is a Loan Document pursuant to the Credit Agreement, (b) is not intended to, nor shall it, establish any course of dealing among the Borrower, the Administrative Agent and the Lenders that is inconsistent with the express terms of the Credit Agreement, and (c) shall not operate as a waiver or amendment of any other right, power or remedy of the Administrative Agent and the Lenders under the Credit Agreement or constitute a continuing consent of any kind.

The consent requested hereunder by the Borrower and granted by the Administrative Agent and the Required Lenders relates solely to the items set forth in this Consent Letter. No further consent has been requested or granted. This Consent Letter shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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This Consent Letter shall not be effective until (a) it has been executed by the Required Lenders, and (b) the Borrower and each Guarantor have executed the attached Acknowledgment and Acceptance. This Consent Letter may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

Very yours truly,

ADMINISTRATIVE AGENT & COLLATERAL AGENT:

CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P.,

as Administrative Agent and Collateral Agent

By: /s/ Upacala Mapatuna

Name: Upacala Mapatuna

Title: Managing Director

[Signature Page to Consent Letter]

LENDERS: CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P.

By: /s/ Upacala Mapatuna

Name: Upacala Mapatuna Title: Managing Director

CENTRE LANE PARTNERS MASTER CREDIT FUND II-A, L.P.

By: /s/ Upacala Mapatuna

Name: Upacala Mapatuna Title: Managing Director

CENTRE LANE CREDIT PARTNERS II-B, LP

By: /s/ Upacala Mapatuna

Name: Upacala Mapatuna Title: Managing Director

BV AGENCY, LLC

By: /s/ Upacala Mapatuna

Name: Upacala Mapatuna Title: Authorized Signatory

[Signature Page to Consent Letter]

ACKNOWLEDGMENT AND ACCEPTANCE

Each of the undersigned hereby acknowledges and accepts the terms of the foregoing Consent Letter dated as of June 10, 2026. Each of the undersigned further certifies that the following statements are true as of the date hereof: (a) the representations and warranties contained in each of the Loan Documents are correct in all material respects as though made on and as of the date hereof, except to the extent that any thereof expressly relate to an earlier date; (b) after giving effect to the terms of the Consent Letter, no event has occurred and is continuing that constitutes a Default or Event of Default; and (c) the undersigned does not have any claim or offset against, or defense or counterclaim to, any obligation or liability of any of the undersigned under the Credit Agreement or any other Loan Document.

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This Acknowledgment and Acceptance is executed by the undersigned as of the date first written above.

BORROWER:

CL MEDIA HOLDINGS LLC

By: /s/ Matthew Drinkwater

Matthew Drinkwater

Chief Executive Officer

PARENT:

BRIGHT MOUNTAIN MEDIA, INC.

By: /s/ Matthew Drinkwater

Matthew Drinkwater Chief Executive Officer

GUARANTORS:

BRIGHT MOUNTAIN, LLC MEDIAHOUSE, INC.

DEEP FOCUS AGENCY LLC

BV INSIGHTS LLC

By: /s/ Matthew Drinkwater

Matthew Drinkwater Chief Executive Officer

[Signature Page to Acknowledgment and Acceptance]